Amdt. #13

    Amendment to the CBS Pension Plan (and its related Trust Agreement), adopted by the Minor Amendments Committee by Unanimous Written Consent dated July 14, 1993, effective April 1, 1992, and pertaining to the transfer of employees from CBS News Special Projects Inc. to CBS Inc., accompanied by the transfer of their accrued benefits (account balances) from the CBS News Special Projects Inc. Pension Plan to the CBS Pension, without loss of benefits.

    RESOLVED that the CBS Pension Plan, as heretofore amended, be and it hereby is further amended, effective with respect to participants whose employment was transferred from CBS News Special Projects Inc. to CBS Inc. on or after April 1, 1992, in the following particulars:

(1) A new Section 2.05 is added, to read as follows:

    "2.05 Each person who becomes an employee and who was a participant in the CBS News Special Projects Inc. Pension Plan immediately prior to the date such person becomes an employee shall become a participant in the Plan as of the date such person satisfies the conditions of Section 2.02A. Upon the transfer of assets and liabilities from the CBS News Special Projects Inc. Pension Plan to this Plan, all periods of such person's prior benefit service and vesting service under the CBS News Special Projects Inc. Pension Plan shall count in determining such person's continuous employment period and years of service under the Plan, subject to the following:

          (a) The person's regular compensation during the period of participation in the CBS News Special Projects Inc. Pension Plan before the date such person becomes a participant in the Plan shall be used, to the extent necessary, to calculate the participant's average compensation under the Plan, and when so used regular compensation shall have the meaning defined in Section 13.08 of this Plan.

          (b) The participant's primary Social Security benefit at the date of retirement or the date of termination of employment, as the case may be, shall be calculated pursuant to the Plan and will take into account the participant's prior period of employment with CBS News Special Projects Inc.

          (c) If such participant shall have been a 1942 participant prior to his transfer to CBS News Special Projects Inc., the provisions of the Plan applicable to such participant shall continue to be so applicable, notwithstanding such participant's employment by CBS News Special Projects Inc.

          (d) Notwithstanding anything to the contrary in this Section 2.05, in no event shall the aggregate of the participant's benefit service under the CBS News Special Projects Inc. Pension Plan and the participant's continuous employment period in the Plan exceed 35 years."
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(2) A second paragraph is added to Section 8.06A, to read as follows:

    "Subject to the approval of the Plans Administration Committee, the Trustee shall accept a transfer of assets and liabilities accrued by a participant under any other plan which transfer shall be in accordance with the requirements of Section 414(1) of the Code. In no event shall the accrued benefit of any such participant under this Plan immediately after such transfer be less than the accrued benefit of such participant under the transferor plan immediately prior to such transfer. In addition, and distribution, withdrawal, or other rights available to each affected participant under the terms of the transferor plan as of the date of such transfer which are protected under Section 411(d)(6) of the Code shall continue to be available with respect to such transferred accrued benefits."

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    RESOLVED that ... the Trust Agreement entered into as of September 1,
1986 between CBS Inc. and Boston Safe Deposit and Trust Company with respect to the CBS Pension Plan and amended effective as of January 1, 1991 to constitute a Master Pension Trust ... is hereby amended, effective with respect to participants whose employment was transferred from CBS News Special Projects Inc. to CBS Inc. on or after April 1, 1992, by the addition of a new paragraph, to constitute a fifth paragraph of Article SEVENTEENTH, to read as follows:

    "Upon the written direction of CBS News Special Projects Inc., the Trustee shall transfer and deliver to the trustee of the trust under the CBS Pension Plan established by CBS Inc. and qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, such part of the assets of the Trust Fund on such date, in such amount, and in such form as CBS News Special Projects Inc. shall so direct. The provisions of the two final sentences of the first paragraph of this Article shall apply to the transfer authorized by this paragraph."